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                        AGREEMENT AND NOTICE OF EXCHANGE

        This Agreement (this "Agreement") is made as of September 13, 2000, by and among Cook Inlet Telecommunications, Inc., a Delaware corporation ("Cook Inlet"), Cook Inlet Mobile Corporation, a Delaware corporation ("CIMC") and VoiceStream Wireless Corporation, a Delaware corporation ("VoiceStream"). Capitalized terms not defined shall have the meaning ascribed to them in the Exchange Rights Agreement (as defined below).

        WHEREAS, Cook Inlet, Western PCS BTA I Corporation, Western Wireless Corporation, and VS Washington Corporation ("VWC Washington") are parties to an Exchange Rights Acquisition and Grant Agreement dated as of December 17, 1998 (the "Exchange Rights Agreement") whereby VWC Washington granted, and Cook Inlet accepted, the right to exchange Cook Inlet's entire ownership rights and interests in its Partnership Interest in Cook Inlet PV/SS PCS Partners, L.P. (the "Partnership"), for shares of VWC Washington Common Stock, subject to the terms and conditions set forth therein.

        WHEREAS, VoiceStream has succeeded to all of VWC Washington's rights and obligations arising under or relating to the Exchange Rights Agreement.

        WHEREAS, Cook Inlet desires to sell its Partnership Interest in Cook Inlet PV/SS PCS Partners, L.P. for cash, and to contribute such cash to Cook Inlet/VS GSM IV PCS, LLC ("CIVS IV") as capital.

        NOW THEREFORE, pursuant to the terms and conditions set forth herein, the parties, intending to be bound legally, agree as follows:

        1. Cook Inlet has agreed to sell, and VoiceStream has agreed to purchase, all of Cook Inlet's Partnership Interest (the "Acquisition"). In order to facilitate the Acquisition, the parties shall as soon as reasonably practicable (i) file applications with the Federal Communications Commission requesting consent to the transfer of control of the various licenses controlled by Cook Inlet, (ii) file such Notification and Report Forms as may be required under the Hart-Scott-Rodino Act, and (iii) enter into (a) a purchase agreement, which shall provide for the Acquisition, (b) an operating agreement (which may be entered into by affiliates of the parties) for CIVS IV and (c) an exchange rights agreement providing CIMC with the right to exchange CIMC's entire ownership rights and interests in CIVS IV for 382,657 shares of VoiceStream Common Stock.

        2. VoiceStream shall pay cash in the amount of $45,918,755 (the "Purchase Price") to Cook Inlet in consideration for the Partnership Interest. In addition, VoiceStream shall pay Cook Inlet a fee of Five Million Dollars ($5,000,000.00) in connection with this transaction (the "Fee"). CIMC shall contribute capital to CIVS IV in accordance with the terms of the operating agreement of CIVS IV, up to the amount of the Purchase Price.

        3. This Agreement does not, and shall not be deemed to, supersede, amend, modify, waive or replace the Exchange Rights Agreement or any of the provisions thereof.



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        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year first above written.



VOICESTREAM WIRELESS CORPORATION


By:  /s/ David Miller
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Its: Vice President of Legal Affairs
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COOK INLET TELECOMMUNICATIONS, INC.


By:  /s/ Craig Floerchinger
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Its: Vice President
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